EXHIBIT 1.1
Document to certify all matters in the record
1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
Business name	ESCO Co., Ltd.
	ECOSS Inc.	Permitted on June 14, 1996
Reclaimed on June 14, 1996
Head office	1-20-18, Ebisu, Shibuya-ku, Tokyo	Transferred on August 7, 2000
Registered on August 10, 2000
	1-14-6, Dogenzaka, Shibuya-ku, Tokyo	Transferred on April 7, 2003
Registered on April 18, 2003
Method of public announcement	Announcement in the official gazette.
Date of corporate establishment	June 4, 1996
Purpose
1. Project, production, sales, and maintenance of computer software
2. Sales and maintenance of computer hardware
3. Management consulting business
4. Various information distribution services
5. Domestic telecommunication business, international communication business, and cable broadcasting business based on the Telecommunications Business Law
6. Publishing
7. Advertisement business
8. Project, production, and sales of various broadcast programs
9. Production and sales of record, video, and compact disc, etc.
10. Management/maintenance of online network of credit card
11. Offering of credit card member and member store, and its enrollment service
12. Investment business by purchase of securities, etc.
13. Management/operation for the assets of the investment business association's assets and of the limited partnership that runs investment business for medium and small companies
14. Mediation of corporate merger and affiliation of businesses such as technology, sales, and manufacturing
15. Research service concerning corporate management
16. All the businesses related to the foregoing
            Modified on June 29, 2000            Registered on July 5, 2000

1. Projects, production, sales, and maintenance of computer software
2. Sales and maintenance of computer hardware
3. Management consulting business
4. Various information distribution services
5. Domestic telecommunications, international communications, and cable broadcasting businesses based on the Telecommunications Business Law
6. Publishing
7. Advertising business
8. Projects, production, and sales of broadcast programs
9. Production and sales of records, videos, and compact discs, etc.

Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　1/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

10. Management/maintenance of online network for credit cards
11. Offering of credit card memberships and member store, and enrollment service
12. Investment business through the purchase of securities, etc.
13. Management/operation of the assets of the investment association and the limited partnership that manages the investment business for medium and small companies
14. Mediation of corporate mergers and affiliation of businesses in the technology, sales, and manufacturing industries
15. Research service for corporate management
16. Supply of temporary labor
17. All businesses related to the foregoing
            Modified on June 28, 2005             Registered on June 29, 2005

Total number of shares authorized	22,240 shares	Modified on June 29, 2001
Registered on July 12, 2001
	50,040 shares	Modified on March 27, 2003
Registered on March 31, 2003
	150,000 shares	Modified on August 23, 2004
Registered on August 24, 2004
Total number, kind, and quantity of issued shares	Total number of issued shares 16,680 shares	Modified on August 1, 2001
Registered on August 3, 2001
	Total number of issued shares 16,980 shares	Modified on March 29, 2003
Registered on March 31, 2003
	Total number of issued shares 19,420 shares	Modified on March 27, 2004
Registered on March 29, 2004
	Total number of issued shares 45,860 shares	Modified on September 2, 2004
Registered on September 13, 2004
	Total number of issued shares 55,860 shares	Modified on February 21, 2005
Registered on February 22, 2005
	Total number of issued shares 59,860 shares	Modified on April 12, 2005
Registered on April 18, 2005
	Total number of issued shares 62,180 shares	Modified on March 10, 2006
Registered on March 20, 2006
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　2/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
Provision specifying the issue of share certificates	Share certificates are issued for the Company's shares. Registered on May 1, 2006 according to Article 136 of Law No. 87 in 2005
Amount of capital	834 million yen	Modified on June 29, 2001
Registered on July 12, 2001
	884,000,100 yen	Modified on March 29, 2003
Registered on March 31, 2003
	176.8 million yen	Modified on March 27, 2004
Registered on March 29, 2004
	237.8 million yen	Modified on March 27, 2004
Registered on March 29, 2004
	370 million yen	Modified on September 2, 2004
Registered on September 13, 2004
	420 million yen	Modified on February 21, 2005
Registered on February 22, 2005
	440 million yen	Modified on April 12, 2005
Registered on April 18, 2005
	498 million yen	Modified on March 10, 2006
Registered on March 20, 2006
Provision concerning restrictions on the transfer of shares	It is necessary to receive the approval of the Board of Directors to transfer the Company's shares.
The shareholder or the acquirer of the Company's shares must receive the approval of the Board of Directors before the assignment or the purchase of them.
Modified on June 28, 2006              Registered on July 6, 2006

Provision concerning the granting of preemptive rights for new shares
The Company can grant the preemptive right for a new share to the directors or the employees according to the provision of the Article 280-19 of the Commercial Law.
Established on November 2, 1999          Registered on November 12, 1999

Abolished on June 28, 2002 Registered on April 18, 2003
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　3/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
A name or title of the transfer agent and address and office	1-4-3, Marunouchi, Chiyoda-ku, Tokyo Transfer Agent Department, UFJ Trust and Banking Company, Limited Modified on January 15, 2002 Registered on January 15, 2002
1-4-5, Marunouchi, Chiyoda-ku, Tokyo
Mitsubishi UFJ Trust and Banking Corporation
1-4-5, Marunouchi, Chiyoda-ku, Tokyo
Transfer Agent Department, Mitsubishi UFJ Trust and Banking Corporation
Modified on October 1, 2005                  Registered on October 4, 2005

Name of the transfer agent for odd lot share's original record and address and office	1-4-3, Marunouchi, Chiyoda-ku, Tokyo Transfer Agent Department, UFJ Trust and Banking Company, Limited Modified on January 15, 2002 Registered on January 15, 2002
1-4-5, Marunouchi, Chiyoda-ku, Tokyo
Mitsubishi UFJ Trust and Banking Corporation
1-4-5, Marunouchi, Chiyoda-ku, Tokyo
Transfer Agent Department, Mitsubishi UFJ Trust and Banking Corporation
Modified on October 1, 2005                  Registered on October 4, 2005

The transfer agent for odd lot share's original record, Mitsubishi UFJ Trust and Banking Corporation, was abolished on June 28, 2006 Registered on July 6, 2006
Matters concerning the directors	Director Chihiro Tsuyuki	Reappointed on June 29, 2001
Registered on July 12, 2001
	Director Chihiro Tsuyuki	Reappointed on June 30, 2003
Registered on July 10, 2003
	Director Chihiro Tsuyuki	Reappointed on June 28, 2005
Registered on June 29, 2005
	Director Chihiro Tsuyuki	Reappointed on June 28, 2006
Registered on July 6, 2006
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　4/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
Director Masao Tejima Director Masao Tejima (Outside director) Director Masao Tejima (Outside director) Director Masao Tejima (Outside director)	Appointed on December 21, 2001
Registered on January 4, 2002
Reappointed on June 30, 2003
Registered on July 10, 2003
Reappointed on June 28, 2005
Registered on June 29, 2005
Reappointed on June 28, 2006
Registered on July 6, 2006
Director Tomoaki Sakurai Director Tomoaki Sakurai (Outside director) Director Tomoaki Sakurai (Outside director) Director Tomoaki Sakurai (Outside director)	Appointed on June 28, 2002
Registered on July 10, 2002
Reappointed on June 30, 2003
Registered on July 10, 2003
Reappointed on June 28, 2005
Registered on June 29, 2005
Reappointed on June 28, 2006
Registered on July 6, 2006
Director Akihiro Mabuchi Director Akihiro Mabuchi (Outside director) Director Akihiro Mabuchi (Outside director) Director Akihiro Mabuchi (Outside director)	Appointed on June 28, 2002
Registered on July 10, 2002
Reappointed on June 30, 2003
Registered on July 10, 2003
Reappointed on June 28, 2005
Registered on June 29, 2005
Reappointed on June 28, 2006
Registered on July 6, 2006
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　5/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
Director Shigeaki Nishimura	Appointed on February 25, 2004
Registered on February 26, 2004
Resigned on April 7, 2005
Registered on April 18, 2005
2-27-31, Mishuku, Setagaya-ku, Tokyo
Representative director     Chihiro Tsuyuki

2-27-31, Mishuku, Setagaya-ku, Tokyo
Representative director     Chihiro Tsuyuki

2-27-31, Mishuku, Setagaya-ku, Tokyo
Representative director     Chihiro Tsuyuki

2-27-31, Mishuku, Setagaya-ku, Tokyo
Representative director     Chihiro Tsuyuki
Reappointed on June 29, 2001
Registered on July 12, 2001
Reappointed on June 30, 2003
Registered on July 10, 2003
Reappointed on June 28, 2005
Registered on June 29, 2005
Reappointed on June 28, 2006
Registered on July 6, 2006
Auditor Kiyoshi Tuchikura	Reappointed on June 29, 2001
Registered on July 12, 2001
Resigned on June 30, 2004
Registered on June 30, 2004
Auditor Eiji Katayama	Appointed on June 29, 2001
Registered on July 12, 2001
Resigned on February 20, 2004
Registered on April 30, 2004
Auditor Masahiko Nakazaki	Appointed on June 29, 2001
Registered on July 12, 2001
Resigned on June 30, 2004
Registered on June 30, 2004
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　6/13

p.7

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

	Auditor Jun Izuha Auditor Jun Izuha	Appointed on April 26, 2004
Registered on April 30, 2004
Reappointed on June 30, 2004
Registered on June 30, 2004
Director Tomoaki Sakurai is an outside director.
Registered on July 10, 2002
Deleted on June 30, 2003 because of the resignation
Registered on July 10, 2003
Director Akihiro Mabuchi is an outside director.
Registered on July 10, 2002
Deleted on June 30, 2003 because of the resignation
Registered on July 10, 2003
Provision concerning the liability exemption of directors to the Company
As for liability under Article 423-1 of the Corporate Law, the Company may, by a resolution of the Board of Directors, exempt liability lawordinance, provided that the director in good faith and significant negligence in dut.
As for liability under Article 423-1 of the Corporate Law, the Company may, by a resolution of the Board of Directors, exempt liability , provided that the auditor .
Established on June 28, 2006             Registered on July 6, 2006

Provision concerning the liability limitation of the outside directors to the Company
The Company may conclude an agreement with an outside director establishing the limits of liability as stipulated in Article 423-1 of the Corporate Law to the extent permitted by law or ordinance, provided that the outside director acted in good faith and there is no evidence of significant negligence in the performance of the assigned duties.

The Company may conclude an agreement with an outside auditor establishing the limits of liability as stipulated in Article 423-1 of the Corporate Law to the extent permitted by law or ordinance, provided that the outside auditor acted in good faith and there is no evidence of significant negligence in the performance of the assigned duties.
Established on June 28, 2006             Registered on July 6, 2006

Preemptive rights for new shares
1st preemptive right for a new share
Number of preemptive rights
8,000 rights (Number of shares per preemptive right = one share. However, if the number of shares is adjusted according to the provisions below, adjustment for the number of shares per preemptive right is made in the same way.)

Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　7/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

Kinds and number of shares for the preemptive rights
Company common stock: 8,000 shares
Furthermore, if the Company executes a share-split or a reverse share-split, the number of shares shall be adjusted with the following formula. However, with regard to preemptive rights, this adjustment is made only for the number of applicable shares whose rights have not been exercised at the time of the adjustment, and fractions smaller than one share resulting from the adjustment are omitted.

Number of shares after the adjustment ã Number of shares before the adjustment × Ratio of the share-split (or a reverse share-split)

In addition, if the Company executes a corporate merger or corporate separation and must adjust the number of preemptive rights with regard to the shares, the number shall be appropriately adjusted within a reasonable range.
Issue value of each preemptive right
Gratis
Amount that shall be paid in at the exercise of each preemptive right
10,000 yen
If the Company executes a share-split or a reverse share-split after the issue of preemptive rights, the paid-in amount shall be adjusted with the following formula, and fractions smaller than one yen resulting from the adjustment are rounded up.

Paid-in amount after the adjustment = Paid-in amount before the adjustment × 1/Ratio of the share-split or reverse share-split

Furthermore, if the Company issues new shares or disposes of the treasury stock with a value below the paid-in amount after the issue of preemptive rights (excluding cases when preemptive rights are exercised), the paid-in amount shall be adjusted with the following formula, and fractions smaller than one yen resulting from the adjustment are rounded up.

Paid-in amount after the adjustment ã ((Number of issued shares × Paid-in amount before the adjustment) + (Number of newly issued shares × Paid-in amount per share))/(Number of issued shares + Number of newly issued shares)

In the preceding formula, "Number of issued shares" means the number that is obtained by subtracting the treasury stocks from the issued shares, and when the treasury stock is disposed of, "Number of newly issued shares" is replaced by "Treasury stocks to be disposed of" and "Paid-in amount per share" is "Disposal amount per share,” respectively. In addition, if an adjustment of the paid-in money is required when the Company executes a corporate merger or corporate separation, the paid-in amount shall be appropriately adjusted within a reasonable range.
Exercise period for preemptive rights
From December 26, 2005, to March 11, 2015
Conditions for the exercise of preemptive rights (excluding conditions of the paid-in amount and execution period)
As for conditions for the exercise of preemptive rights, the Company and the persons granted preemptive rights shall conclude and comply with the provisions stipulated in the "Agreement on the Allotment of Preemptive Rights.”

Reference number: To 898905    * The underlined sections indicate deletions.　　　　　　　8/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

Reasons for which the Company may cancel preemptive rights and the conditions for such cancellation:

☐    When an amalgamation agreement, in which the Company will become an expired corporation, is approved, or when a proposal of a stock exchange agreement, in which the Company will become a wholly owned subsidiary, or when a proposal of a stock transfer is approved at the shareholders general meeting, the preemptive rights can be cancelled without charge.

☐ In addition, if the Board of Directors has decided the necessity of the cancellation on the particular preemptive rights, they may be cancelled without charge.

☐ The other reasons and conditions for the cancellation of the preemptive rights shall be provided in the "Agreement on the Allotment of the Preemptive Rights,” which is concluded between the Company and the persons to be granted the preemptive rights.(Reasons for which the Company may acquire preemptive rights and the conditions for such acquisition)

☐ When an amalgamation agreement, in which the Company will become an expired corporation, is approved; when a proposal for a stock exchange agreement, in which the Company will become a wholly owned subsidiary; or when a proposal for a stock transfer is approved at the general shareholders meeting, the preemptive rights can be acquired without charge.

☐ In addition, if the Board of Directors has determined the necessity for the acquisition on the particular preemptive rights, they may be acquired without charge.

☐ Other reasons and conditions for the acquisition of preemptive rights shall be provided in the "Agreement on the Allotment of the Preemptive Rights,” which is concluded between the Company and the persons granted the preemptive rights.

Modified on May 1, 2006             Registered on July 6, 2006

Registered on January 6, 2006
Second preemptive right for new shares
Number of preemptive rights
2,000 rights (Number of shares per preemptive right = one share) However, if the number of shares is adjusted according to the provisions below, adjustment for the number of shares per preemptive right is made in the same way.)
Kinds and number of shares for the preemptive rights
Our common stock: 2,000 shares
Furthermore, if the Company executes a share-split or reverse share-split, the number of shares shall be adjusted with the following formula. However, with regard to preemptive rights, this adjustment is made only for the number of applicable shares whose rights have not been exercised at the time of the adjustment, and fractions smaller than one share resulting from the adjustment are omitted.

Number of shares after the adjustment ã Number of shares before the adjustment × Ratio of the share-split (or the reverse share-split)

In addition, if the Company executes a corporate merger or corporate separation and must adjust the number of preemptive rights with regard to the shares, the number shall be appropriately adjusted within a reasonable range.
Issue value for each preemptive right
Gratis

Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　　9/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

Amount that shall be paid in at the exercise of each preemptive right
10,000 yen
If the Company executes a share-split or reverse share-split after the issue of preemptive rights, the paid-in amount shall be adjusted with the following formula, and fractions smaller than one yen resulting from the adjustment are rounded up.

Paid-in amount after the adjustment ã Paid-in amount before the adjustment × Ratio of the share-split or the reverse share-split

Furthermore, if the Company issues new shares or disposes of the treasury stock with a value below the paid-in amount after the issue of preemptive rights (excluding cases when preemptive rights are exercised), the paid-in amount shall be adjusted with the following formula, and fractions smaller than one yen resulting from the adjustment are rounded up.

Paid-in amount after the adjustment ã ((Number of issued shares × Paid-in amount before the adjustment) + (Number of newly issued shares × Paid-in amount per share))/(Number of issued shares + Number of newly issued shares)

In the preceding formula, "Number of issued shares" means the number obtained by subtracting the treasury stocks from the issued shares, and when the treasury stock is disposed of, "Number of newly issued shares" is replaced by "Treasury stocks to be disposed of" and "Paid-in amount per share" is "Disposal amount per share,” respectively.
In addition, if an adjustment of the paid-in money is required when the Company executes a corporate merger or corporate separation, the paid-in amount shall be appropriately adjusted within a reasonable range.
Exercise period for preemptive rights
From March 9, 2008 to March 7, 2015
Conditions for the exercise of preemptive rights (excluding conditions for the paid-in amount and execution period)
☐ A person who is allotted preemptive rights (hereinafter "Preemptive Rights Holder") must be in the position of a director or an employee of the Company when exercising the rights. However, if the Preemptive Rights Holder is selected as an auditor of the Company or if such person is selected/adopted as a director, auditor, or employee of a subsidiary or an affiliated company, said person can exercise the issued rights during the term of office or employment.
☐ Other conditions for the exercise of preemptive rights shall be provided in the "Agreement on the Allotment of the Preemptive Rights,” which is concluded between the Company and the persons granted the preemptive rights.

Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　10/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216

Reasons for which the Company may cancel preemptive rights and the conditions for such cancellation

☐ When an amalgamation agreement, in which the Company will become an expired corporation, is approved, or when a proposal of a stock exchange agreement, in which the Company will become a wholly owned subsidiary, or when a proposal of a stock transfer is approved at the shareholders general meeting, the preemptive rights can be cancelled without charge.
☐ When the Preemptive Rights Holder has lost his rights as he can not satisfy the conditions described in the above ①"Conditions to exercise the preemptive rights (excluding the conditions of the paid-in amount and the execution period),” the rights can be cancelled without charge.
☐ In addition, if the Board of Directors has decided the necessity of the cancellation on the particular preemptive rights, they may be cancelled without charge.
☐ The other reasons and conditions for the cancellation of the preemptive rights shall be provided in the "Agreement on the Allotment of the Preemptive Rights,” which is concluded between the Company and the persons to be granted the preemptive rights.
(Reasons for which the Company may acquire preemptive rights and the conditions for such acquisition)
☐ When an amalgamation agreement, in which the Company will become an expired corporation, is approved; when a proposal for a stock exchange agreement, in which the Company will become a wholly owned subsidiary; or when a proposal for a stock transfer is approved at the general shareholders meeting, the preemptive rights can be acquired without charge.
☐ In addition, if the Board of Directors has determined the necessity for the acquisition of particular preemptive rights, such rights may be acquired without charge.
☐ Other reasons and conditions for the acquisition of preemptive rights shall be provided in the "Agreement on the Allotment of the Preemptive Rights,” which is concluded between the Company and the persons granted the preemptive rights.
            Modified on May 1, 2006            Registered on July 6, 2006,

Registered on March 20, 2006
Shares issued upon the exercise of preemptive rights
Shares to be transacted as the preemptive rights, which was resolved at the extraordinary meeting of shareholders on November 2, 1999
Common stock with the face value of \50,000 per share: 46 shares
Common stock with the face value of \50,000 per share: 10 shares
Modified on March 31, 2006 Registered on April 10, 2006
Issue value
¥50,000 per share
Exercise period for preemptive rights
From November 5, 2001, to October 30, 2009

Registered on November 12, 1999
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Shares to be transacted as the preemptive rights, which was resolved at the extraordinary meeting of shareholders on March 30, 2000
Common stock with the face value of ¥50,000 per share: 30 shares
Common stock with the face value of ¥50,000 per share: 2 shares
Modified on March 31, 2006 Registered on April 10, 2006
Issue value
¥50,000 per share
Preemptive rights exercisable period
From April 1, 2002 to March 1, 2010

Registered on April 6, 2000
Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　11/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Shares to be transacted as the preemptive rights, which was resolved at the extraordinary meeting of shareholders on December 28, 2000
Common stock with the face value of \50,000 per share: 92 shares
Common stock with the face value of \50,000 per share: 10 shares
Modified on March 31, 2006     Registered on April 10, 2006

Issue value
¥One million per share
Preemptive rights exercisable period
From January 1, 2003 to December 27, 2010

Registered on January 10, 2001
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Shares to be transacted as the preemptive rights, which was resolved at the extraordinary meeting of shareholders on March 30, 2001
Common stock with the face value of ¥50,000 per share: 22 shares

Issue value
¥One million per share
Preemptive rights exercisable period
From April 1, 2003 to March 29, 2011

Registered on April 11, 2001
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Shares to be transacted as the preemptive rights, which was resolved at the extraordinary meeting of shareholders on April 18, 2001
Common stock with the face value of ¥50,000 per share: 134 shares
Common stock with the face value of ¥50,000 per share: 27 shares
Modified on March 31, 2006     Registered on April 10, 2006

Issue value
¥One million per share
Preemptive rights exercisable period
From April 19, 2003 to April 17, 2011

Registered on April 26, 2001
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Shares to be transacted as the preemptive rights, which was resolved at the ordinary meeting of shareholders on June 29, 2001
Common stock with the face value of ¥50,000 per share: 65 shares
Common stock with the face value of ¥50,000 per share: 12 shares
Modified on March 31, 2006     Registered on April 10, 2006

Reference number: Sa 715618    * The underlined sections indicate deletions.　　　　　　12/13

1-14-6, Dogenzaka, Shibuya-ku, Tokyo
ECOSS Inc.
Corporate No. 0110-01-027216
Issue value ¥One million per share Preemptive rights exercisable period From July 1, 2003 to June 28, 2011
Registered on July 12, 2001
The entire preemptive rights were disclaimed on March 31, 2006 Registered on April 10, 2006
Matters concerning a company with a Board of Directors	Company with a Board of Directors Registered on May 1, 2006, according to Article 136 of Law No. 87 in 2005
Matters concerning a company with auditors	Company with auditors Registered on May 1, 2006, according to Article 136 of Law No. 87 in 2005
Matters concerning the record of registration	Established Registered on June 4, 1996

This document certifies that the above represents all matters presently in force and recorded in the register.
(Controlled by Shibuya Branch Office, Tokyo Legal Affairs Bureau)
July 26, 2006
Tokyo Legal Affairs Bureau
Kazuhiro Saito, Registrar

Reference number: Sa 715618     * The underlined sections indicate deletions.　　　　　　13/13